UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 10, 2024

CACTUS ACQUISITION CORP. 1 LTD.
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-40981	N/A
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

4B Cedar Brook Drive
Cranbury, New Jersey	08512
(Address of Principal Executive Offices)	(Zip Code)

(609) 495-2222
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half redeemable warrant	CCTSU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	CCTS	The Nasdaq Stock Market LLC
Redeemable warrants, each warrant exercisable for one Class A ordinary share at an exercise price of $11.50	CCTSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 7, 2024, Cactus Acquisition Corp. 1 Ltd., a Cayman Islands exempted company (the “Company”), received a written notice (the “Notice”) from the Nasdaq Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that the Company was not in compliance with Listing Rule 5450(b)(2)(C) (the “MVPHS Rule”), which requires listed securities to maintain a minimum Market Value of Publicly Held Shares (MVPHS) of $15,000,000. Based upon Nasdaq’s review of the Company’s MVPHS, the Company no longer meets this requirement. Consequently, a deficiency exists with regard to the MVPHS Rule. However, in accordance with Nasdaq Listing Rule 5810(c)(3)(D), the Notice states that the Company has 180 calendar days, or until November 4, 2024, in which to regain compliance with the MVPHS Rule. The Notice states that if at any time before November 4, 2024, the Company’s MVPHS closes at $15,000,000 or more for a minimum of ten (10) consecutive business days, the Nasdaq staff will provide written confirmation that the Company has regained compliance with the MVPHS Rule.

The Notice is only a notification of deficiency and has no current effect on the listing or trading of the Company’s securities on the Nasdaq Global Market. In the event the Company does not regain compliance with the MVPHS Rule prior to the expiration of the compliance period of November 4, 2024, it will receive written notification from Nasdaq that its securities are subject to delisting on The Nasdaq Global Market. Alternatively, the Company may apply to transfer the Company’s securities to The Nasdaq Capital Market, which requires listed securities to maintain a minimum MVPHS of $5,000,000, which the Company exceeded at May 10, 2024.

The Company will continue to monitor its MVPHS and consider its available options to regain compliance with the MVPHS Rule. If compliance is not achieved by November 4, 2024, the Company expects to apply to Nasdaq to transfer the Company’s securities to The Nasdaq Capital Market.

Forward Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, that there can be no assurance that the Company will regain compliance with the MVLS Rule during any compliance period or in the future, or otherwise meet Nasdaq compliance standards, or that Nasdaq will grant the Company any relief from delisting as necessary or that the Company can ultimately meet applicable Nasdaq requirements for any such relief. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CACTUS ACQUISITION CORP. 1 LTD.

By:	/s/ Gary Challinor
Name:	Gary Challinor
Title:	Chief Executive Officer

Date: May 10, 2024